FORM OF SUBSCRIPTION AGREEMENT

        This Subscription Agreement (this “Agreement”) is entered into as of the date set forth on the signature page hereof by and between Eos International, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Issuer”), and the undersigned investor (together with its successors and permitted assigns, the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.

RECITALS

        Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, certain shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”). The Issuer is offering an aggregate of 15,000,000 shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $0.50 per share and on the other terms and conditions contained in this Agreement (the “Offering”), provided that the Issuer reserves the right to sell a lesser number of shares.

TERMS OF AGREEMENT

        In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
SUBSCRIPTION AND ISSUANCE OF COMMON STOCK

    1.1         Subscription and Issuance of Common Stock.

    (a)                   Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investor and the Investor subscribes for and will purchase from the Issuer the number of shares of Common Stock set forth on the signature page hereof (the “Shares”) for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor times the per share purchase price specified in the above Recitals to this Agreement (the “Purchase Price”).

    (b)            All funds received by the Issuer in connection with the subscription offers will be held in escrow with JP Morgan Chase Bank, a New York corporation. If, for any reason, the Issuer does not complete the Offering or if funds are otherwise returned to the Investor, all of the cash paid by the Investor for the Shares subscribed for will be returned to the Investor with interest. If the Issuer does close the Offering, all subscription payments will be distributed to the Issuer.

1.2 Legend. Any certificate or certificates representing the Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 2
CLOSING

     2.1        Closing.   The closing of the transactions contemplated herein (the “Closing”) shall take place on a date designated by the Issuer, which date shall be on or before January 8, 2003. The Closing shall take place at the offices of at the offices of Pitney, Hardin, Kipp & Szuch, LLP, 200 Campus Drive, Florham Park, New Jersey commencing at 10:00 a.m. local time (the “Closing”) or at such other time and place as the parties may otherwise agree. At the Closing, unless the Investor and the Issuer otherwise agree (i) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer; (ii) the Issuer shall issue to the Investor the Shares, and deliver to the Investor certificates for the Shares duly registered in the name of the Investor; and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing).

2.2 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Issuer and the Investor;

    (b)            by the Investor, upon a material breach of any representation and warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, or if any material representation and warranty of the Issuer shall have become untrue in any material respect, in either case such that the conditions in Section 8.1 would be incapable of being satisfied by the date of the Closing; or

    (c)            by the Issuer, upon a material breach of any representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 8.2 would be incapable of being satisfied by the date of the Closing.

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     2.3        Effect of Termination.   In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that, nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

        As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

     3.1        Corporate Status.   The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Issuer is a corporation duly organized, validly existing and in good standing under the laws of its state or province of incorporation. Except as set forth on Schedule 3.1, the Issuer and each Subsidiary of the Issuer are each duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which such qualification is required by reason of its ownership or leasing of real property, the maintenance of offices, the warehousing of goods, the conduct of its business activities, the nature of its business or otherwise. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

     3.2        Corporate Power and Authority.   The Issuer and each Subsidiary of the Issuer has all necessary power and authority and all material licenses, permits, and authorizations necessary to own or to lease, and to operate all of its properties and assets, and to carry on its business as it is now being conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Copies of the certificate of incorporation and by-laws of the Issuer and each of its Subsidiaries have been furnished to Investor’s special counsel and reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete and no actions have been taken or proposals made to modify or amend such certificates of incorporation or by-laws other than the creation of the Issuer’s Series D Preferred Stock and the Issuer’s Series E Junior Convertible Preferred Stock. At the time of the closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.3        Enforceability.  This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

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3.4 No Violation.

    (a)            The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer’s issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not violate the certificate of incorporation or by-laws of the Issuer.

    (b)            The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer’s issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any Contract to which the Issuer is a party (except to the extent such a default would not, in the case of a Contract, have an Issuer Material Adverse Effect), or any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such Lien would not have an Issuer Material Adverse Effect).

     3.5        Consents/Approvals.  Except for the filing of a registration statement in accordance with Article 6 hereof, filings under Regulation D and applicable blue sky filings which Issuer warrants will be properly filed prior to applicable deadlines under federal and state securities laws, no consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer’s execution, delivery and performance of this Agreement which have not already been obtained or made. Except as set forth on Schedule 3.5, no consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have an Issuer Material Adverse Effect. Except as set forth on Schedule 3.5, the execution, delivery and performance by the Issuer of this Agreement and all other agreements contemplated hereby to which the Issuer is a party and the offering, sale and issuance of the Shares, do not and shall not:

(i)	conflict with or result in a breach of the terms, conditions or provision of,

(ii)	constitute default under,

(iii)	result in the creation of any lien, security interest, charge or encumbrance upon the Issuer’s capital stock or assets pursuant to,

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(iv)	give any third party the right to modify, terminate or accelerate any obligation under,

(v)	result in a violation of, or

(vi)

require any authorization consent, approval, exemption or other action by or notice or declaration to or filing (except those filings to be timely made as set forth in the first sentence of this section) with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or by-laws of the Issuer, or any law, statute, rule or regulation, Contract, instrument, order, judgment or decree to which the Issuer or its assets are subject or bound.

3.6 Valid Issuance.   Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable.

    3.7        SEC Filings, Other Filings.   Except as set forth on Schedule 3.7, since January 1, 2002 the Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of Issuer’s (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, respectively, and (c) all Current Reports on Form 8-K filed with, or furnished to, the SEC since January 1, 2002 (the “SEC Reports”). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act. Each SEC Report, at the time of filing, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. Each balance sheet included in the SEC Reports (including any related notes and schedules) is in accordance with GAAP consistently applied during the periods involved and fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and Schedules) is in accordance with GAAP consistently applied during the periods involved and fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth.

     3.8        Commissions.   The Issuer has not incurred any other obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby, except that the Issuer will issue 900,000 shares of Common Stock to Allen & Company LLC (“Allen”), the placement agent for the Offering, as commission.

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     3.9        Capitalization.   The authorized capital stock of the Issuer consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement, the Issuer has issued and outstanding 56,132,098 shares of Common Stock and no shares of Preferred Stock. Except as described in this Section 3.9 and on Schedule 3.9, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock of the Issuer. Except as described in this Section 3.9 and on Schedule 3.9, the Issuer is not a party to or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Issuer or by any director of the Issuer. Except as disclosed on Schedule 3.9, the Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity. All of the Issuer’s outstanding shares of Common Stock have been issued either under a valid exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act.

     3.10        Absence of Undisclosed Liabilities.   Except as set forth in Schedule 3.10, the Issuer and its Subsidiaries do not have any material obligation or liability (ether accrued, absolute, contingent, unliquidated or otherwise) arising out of any transaction entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet, (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

     3.11        Material Changes.  Except as a result of the Contemplated Transactions and except as set forth in the SEC Reports, since December 31, 2001, the Issuer and each of its Subsidiaries have not experienced any change that, on a consolidated basis, has had or would reasonably be expected to have an Issuer Material Adverse Effect. Except as set forth in the SEC Reports, since September 30, 2002, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock or (ii) declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock.

     3.12        Absence of Certain Developments.   Except as a result of or with respect to the Contemplated Transactions and except as set forth on Schedule 3.12, since the date of the Latest Balance Sheet, the Issuer and each of its Subsidiaries have not:

    (a)               issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

    (b)               borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

(c) paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

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    (d)               declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any share of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities)

(e) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

    (f)               sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets.

(g) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

(h) made capital expenditures or commitments therefore that aggregate in excess of $100,000 (other than in the ordinary course of business);

(i) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $100,000 in the aggregate;

(j) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

(k) entered into any other material transaction, whether or not in the ordinary course of business; or

(l) entered into any oral or written agreement, commitment or understanding to do any of the foregoing.

     3.13        Litigation..   Except as disclosed on Schedule 3.13, there is no action, suit, proceeding, investigation, claim, or dispute pending or, to the Issuer’s knowledge, currently threatened against the Issuer or any of its Subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in a judgment against the Issuer of $100,000 or more or any change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer’s knowledge, threatened involving the prior employment of any of the Issuer’s employees or their use in connection with the Issuer’s business of any information or techniques allegedly proprietary to any of their former employers. Neither the Issuer nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Neither the Issuer nor any of its Subsidiaries is subject to any arbitration proceeding under collective bargaining agreements or otherwise or, to the best of the Company’s knowledge, any governmental investigations or inquiries and, to the best of the Company’s knowledge, there is no valid basis for any of the foregoing. There is no action, suit, proceeding or investigation by the Issuer or any of its Subsidiaries currently pending or which the Issuer or any of its Subsidiaries currently intends to initiate.

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    3.14        Rights of Registration and Voting Rights.   Except as contemplated in this Agreement and as disclosed on Schedule 3.14, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity (“Registration Rights”), and no stockholder of the Issuer has entered into any agreements known to the Issuer with respect to the voting of capital shares of the Issuer.

     3.15        Offerings.   Subject in part to the truth and accuracy of Investor’s representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     3.16        Assets.   Except as set forth on Schedule 3.16, the Issuer and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by the Issuer and its Subsidiaries, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto), Liens for current property taxes not yet due and payable and Liens which are not material in the aggregate and which do not materially interfere with the use or marketability of the assets by the Issuer.

     3.17        Tax Matters.   Except as set forth on Schedule 3.17, all federal, state, local and foreign Tax Returns required to be filed by the Issuer and each of its Subsidiaries have been filed, or, if not yet filed, the Issuer or Subsidiary has been granted extensions with respect to the filing dates thereof which extensions have not yet expired; all such Tax Returns are complete and correct in all material respects; all Taxes payable by the Issuer or its Subsidiaries, or upon any of its properties, income or franchises, shown in such Tax Returns and on assessments received by the Issuer and its Subsidiaries to be due and payable have been paid, or adequate reserves therefore have been established and have been disclosed in the Issuers’ financial statements if any of such taxes are being contested in good faith, or if any of such Tax Returns have not been filed or if any such Taxes have not been paid or so reserved for, the failure so to file or to pay would not in the aggregate result in liability in excess of $100,000. Except as set forth on Schedule 3.17, the Issuer knows of no proposed additional Tax assessment that is not provided for in the Company’s financial statements and the Issuer has no pending Tax audit.

     3.18        Insurance.   Each of the Issuer and its Subsidiaries is not in default with respect to obligations under any insurance policy maintained by the Issuer or Subsidiary respectively, and the Issuer and its Subsidiaries have not been denied insurance coverage. To the Issuer’s knowledge, its insurance coverage is customary for corporations of similar size engaged in similar lines of business. The Issuer and its Subsidiaries do not have any self-insurance or co-insurance programs.

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     3.19        Disclosure.  This Agreement and the documents listed on Exhibit A, which have been received by Investor as part of an informational packet of materials from the Issuer (the “Disclosure Documents”), as of their respective dates, did not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to any projections or other forward looking statements set forth in any of the Disclosure Documents the Issuer represents and warrants only that such projections were based upon assumptions reasonably believed by the Issuer to be reasonable and fair as of the date the projections were prepared. Except as set forth in the schedules to this Agreement, the Issuer is not aware of any fact that the Issuer has not disclosed to the Investor which has had, or would reasonably be expected to have, an Issuer Material Adverse Effect.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

        As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

    4.1        Power and Authority.   The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

    4.2        No Violation.   The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have an Investor Material Adverse Effect. The Investor will comply with any Requirements of Law applicable to it in connection with the Offering.

    4.3        Consents/Approvals.  No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor’s execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have an Investor Material Adverse Effect or would not restrict the Investor’s ability to consummate the transactions contemplated hereby.

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    4.4        Enforceability.   This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

    4.5        Investment Intent.  The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares. The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel reasonably acceptable to the Issuer, which consent shall not be unreasonably withheld or delayed, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel reasonably acceptable to the Issuer, which consent shall not be unreasonably withheld or delayed, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

    4.6        Accredited Investor.   The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

    4.7        Adequate Information.   The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation, the Disclosure Documents. The Investor acknowledges that the SEC Reports are specifically incorporated herein by reference and forms an integral part of this Agreement. The Investor also acknowledges that the additional risk factors set forth on Exhibit B and contained in the Disclosure Documents are specifically incorporated herein by reference and form an integral part of this Agreement.

    4.8        Opportunity to Question.   The Investor has had the opportunity to discuss the Issuer’s business, management and financial affairs with the Issuer’s management. The Investor has also had an opportunity to ask questions of the executive officers of the Issuer. The foregoing, however, does not limit or modify the representations, warranties, and covenants of the Issuer contained in this Agreement or the right of such Investor to rely thereon.

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    4.9        No Other Representations.   The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth herein.

    4.10        Knowledge and Experience.   The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

4.11 Commissions. The Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

ARTICLE 5
COVENANTS

    5.1        Public Announcements.   Except with respect to the Contemplated Transactions, neither party to this Agreement shall make or cause to be made any public disclosure prior to the Closing with respect to the transactions contemplated hereby or this Agreement without the prior agreement of the other party, except as required by applicable law or any listing agreement with a national securities exchange. After the Closing, the Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof, provided that, except as may be required by applicable law, the Issuer may not use the Investor’s name in any public announcement without the Investor’s prior consent.

    5.2        Further Assurances.  Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

    5.3        Notification of Certain Matters.   Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

    5.4        Confidential Information.   The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express consent of the Issuer provided that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. All Confidential Information received by the Investor shall be promptly returned or destroyed, as directed by the Issuer. “Confidential Information” means all oral or written data, reports, records or materials and any and all other confidential or disclosure information or materials obtained from the Issuer or its professional advisors, which are not yet publicly available. Confidential Information excludes information that is publicly available or already known to the Investor through a source not bound by any confidentiality obligation.

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5.5 Use of Proceeds. The Issuer shall use the proceeds of this offering as described on Exhibit C.

5.6 Board Representation. [THIS SECTION 5.6 IS EXCLUSIVE TO THE SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND DRAUPNIR, LLC]

    (a)               The Issuer shall use commercially reasonable efforts to cause the election of a person designated by the Investor, who must be reasonably satisfactory to the Issuer and who shall agree to serve as a director of the Issuer (the “Investor Representative”), as a member of the Board of Directors, including without limitation recommending the Investor Representative for election at a meeting of the Issuer’s stockholders. Thereafter, the Issuer shall use commercially reasonable efforts to cause the Investor Representative to continue in office until such time as the Investor ceases to beneficially own in the aggregate, directly or indirectly, 4,500,000 or more Shares of Common Stock (subject to appropriate adjustments by the Board of Directors in the event of recapitalizations of the Issuer including, but not limited to, share splits and combinations).

    (b)               Unless Investor shall no longer beneficially own in the aggregate, directly or indirectly, 4,500,000 or more Shares of Common Stock (subject to appropriate adjustments by the Board of Directors in the event of recapitalizations of the Issuer including, but not limited to, share splits and combinations), the Issuer shall use commercially reasonable efforts to fill any vacancy in the directorship to be occupied by the Investor Representative solely by a nominee of the Investor reasonably satisfactory to the Issuer.

    (c)               The Investor Representative shall be entitled to attend in person or by telephone conference call any and all meetings of the Board of Directors and all committees thereof to the extent the Investor Representative is a member of such committee or is designated by the Board of Directors as an observer thereof.

    (d)               In the event that Investor ceases to beneficially own in the aggregate, directly or indirectly, 4,500,000 or more Shares of Common Stock (subject to appropriate adjustments by the Board of Directors in the event of recapitalizations of the Issuer including, but not limited to, share splits and combinations), the Investor Representative shall resign from the Board of Directors, and either (i) such vacancy may be filled by a nominee of the Issuer appointed by the Board of Directors in accordance with the By-laws of the Issuer; or (ii) the size of the Board of Directors may be reduced and the Investor shall no longer be entitled to designate for election or appointment a representative to the Board of Directors.

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ARTICLE 6
REGISTRATION RIGHTS

        The Investor shall have the following registration rights with respect to the Registrable Securities owned by it:

     6.1        Transfer of Registration Rights.   The Investor may assign the registration rights with respect to the Registrable Securities to any party or parties to which it may from time to time transfer the Registrable Securities, provided that the transferee agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a “Holder”).

6.2 Required Registration.

    (a)            The Issuer and the Investor acknowledge that the Issuer is ineligible to use Form S-3 under the Securities Act until April 10, 2003. The Issuer shall use commercially reasonable efforts to file within 180 days after the date of the Closing a registration statement on Form S-3 or a similar form of “evergreen” registration statement which covers the resale of all the Registrable Securities under an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC. If the Issuer is not S-3 Eligible on or after April 10, 2003, the Issuer shall use commercially reasonable efforts to file within 180 days after the date of the Closing, a registration statement on Form S-1 which covers the resale of all the Registrable Securities. Furthermore, if the Issuer is ineligible to use a Form S-3 at any time after April 10, 2003, each reference to a Form S-3 Registration Statement contained in this section shall apply to a Form S-1 Registration Statement (the “Shelf Registration Statement”). The Issuer shall use best efforts to cause the SEC to declare the Shelf Registration Statement effective as soon as practicable after filing and to thereafter maintain the effectiveness of the Shelf Registration Statement until such time as the Issuer reasonably determines, based on a written opinion of counsel, that the Holders, acting separately, will be eligible to sell all of the Registrable Securities then respectively owned by the Holders without the need for continued registration of the Registrable Securities in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement pursuant to Rule 144 promulgated under the Securities Act. The Issuer’s obligations contained in this Section 6.2(a) shall terminate on the earlier of the expiration period of Rule 144(k) under the Securities Act with respect to the Registrable Securities or two years after the issue date of the Shares or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold.

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    (b)            The Shelf Registration Statement filed pursuant to Section 6.2(a) hereof will not be deemed to be effective unless it has been declared effective by the SEC; provided, however, that, if after it has been declared effective, the offering of the Registrable Securities pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Shelf Registration Statement will be deemed not to be effective and the Holders shall be prohibited from making offers and sales of Registrable Securities pursuant to the Shelf Registration Statement during the period of such interference. To the extent that the Issuer grants to any other individual or entity rights to register securities under the Securities Act that are greater than the Registration Rights granted to the Investor herein, the Issuer will grant to the Investor such greater Registration Rights.

6.3 Right of Suspension.

    (a)                   Notwithstanding any other provision of this Agreement or any related agreement, the Issuer shall have the right at any time to prohibit or suspend offers and sales of the Registrable Securities covered by the Shelf Registration Statement whenever, in the sole reasonable judgment of the Issuer (i) the Issuer determines that effecting such a registration or continuing such disposition at such time would have an adverse effect upon a proposed sale of all (or substantially all) of the assets of the Issuer or a merger, acquisition, reorganization, recapitalization or similar current transaction materially affecting the capital, structure or equity ownership of the Issuer, (ii) there exists a material development or a potential material development with respect to or involving the Issuer that the Issuer would be obligated to disclose in the prospectus or offering circular used in connection with the Shelf Registration Statement, which disclosure would in the judgment of the Issuer be premature or otherwise inadvisable at such time, or (iii) an event has occurred that makes any statement made in the Shelf Registration Statement or related prospectus or offering circular or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement, prospectus or offering circular so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statement therein, not misleading (a “Suspension Event”). In the event that the Issuer shall determine to so prohibit or suspend offers and sales, the Issuer shall, in addition to performing those acts required to be performed by the Securities Act and/or the Exchange Act, or as may be deemed advisable by the Issuer, deliver notice in writing to each Holder signed by the Chief Financial Officer or Chief Executive Officer of the Issuer and, upon receipt of such notice, the use of the Shelf Registration Statement and prospectus or offering circular, as the case may be, will be suspended and will not recommence until, in addition to those acts required to be performed by the Securities Act and/or the Exchange Act (including, but not limited to the preparation and filing of any post-effective amendments to the Shelf Registration Statement and the SEC review and declaration of effectiveness thereof), or as may be deemed advisable by the Issuer, including (x) such Holders’ receipt from the Issuer of copies of the supplemented or amended prospectus or offering circular or (y) the Holders are advised in writing by the Issuer that the prospectus or offering circular may be used. The Issuer will exercise reasonable commercial efforts to ensure that the use of the Registration Statement and prospectus or offering circular may be resumed as quickly as practicable, and will provide prompt notice to Holders when such use may be resumed.

     (b)        The Issuer’s right to prohibit or suspend offers and sales of the Registrable Securities covered by the Shelf Registration Statement described above shall be for a period of time (“Suspension Period”) beginning on the date of the occurrence of the Suspension Event and expiring on the earlier to occur of (i) the date on which the Suspension Event ceases, or (ii) 60 days after the occurrence of the Suspension Event; provided however, that there shall not be more than two Suspension Periods in any 12 month period.

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6.4 Registration Procedures.

    (a)            The Issuer shall keep the Investor, on behalf of each Holder, (or if the Investor has transferred all Registrable Securities to a single Holder who continues to hold all such Registrable Securities, then the Issuer shall keep the Holder) advised in writing as to the initiation of a registration statement, and as to the completion thereof. In addition, subject to Sections 6.2 and 6.3 above, the Issuer shall, to the extent applicable to the Shelf Registration Statement:

    (i)               prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep such registration, effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2;

(ii) update, correct, amend and supplement the Shelf Registration Statement as necessary;

    (iii)               notify Holder when the Shelf Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Holder may reasonably request from time to time;

    (iv)               use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

    (v)               notify Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

    (vi)               cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from the Nasdaq Stock Market for trading thereon if similar securities issued by the Issuer are then traded thereon;

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(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement; and

    (viii)               upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities.

    (b)            Notwithstanding anything stated or implied to the contrary in Section 6.4(a) above, the Issuer shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

    (c)            Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.4(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus and, if so directed by the Issuer, will deliver to the Issuer at the Issuer’s expense all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

    (d)            Except as required by law, all expenses incurred by the Issuer in complying with this Article 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) and the reasonable fees and expenses of one special counsel for the Investor and all Holders participating in the offering (“Registration Expenses”) incurred in connection with any registration, qualification or compliance pursuant to this Article 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

    6.5        Conditions to Registration Obligations. The Issuer shall not be obligated to effect the registration of the Registrable Securities pursuant to Section 6.2 unless the Holders of Registrable Securities being included in the Shelf Registration Statement consent to customary conditions of a reasonable nature that are imposed by the Issuer, including, but not limited to, the following:

    (a)               conditions prohibiting the sale of Registrable Securities by each Holder until the registration shall have been declared effective by the SEC, except for sales of Registrable Securities pursuant to a valid exemption from registration under the Securities Act; and

    (b)               conditions requiring each Holder to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act.

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    6.6        Terms and Conditions of Registration.   In connection with the registration pursuant to this Article 6, and subject to the other terms and conditions of this Agreement, the Issuer shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Securities consistent with the plan of distribution agreed upon by the Issuer and the Holders; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder subject to the provisions of Section 6.2hereof; and all other material aspects of the registration and the registration process to the extent consistent herewith.

    6.7        Further Information.   The Issuer may require each Holder of Registrable Securities to promptly furnish to the Issuer such information regarding the Holders and the proposed distribution by such Holder as the Issuer may from time to time reasonably request in writing. Notwithstanding anything herein to the contrary, no Holder of Registrable Securities may include any of its Registrable Securities in an Shelf Registration Statement pursuant to this Article 6 unless and until such Holder (i) furnishes to the Issuer within 20 days after receipt of a request therefor, the information specified in Items 507 and 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with the Shelf Registration Statement or prospectus included therein and (ii) agrees to promptly furnish additional information regarding the Holder required to be disclosed in order to make the information previously furnished to the Issuer not materially misleading. Each Holder shall indemnify the Issuer with respect to such information in accordance with Article 7 hereof. The Investor hereby represents and warrants to the Issuer that it has accurately and completely provided the requested information and answered the questions numbered (a) through (d) on the signature pages of this Agreement which the Investor has completed and returned to the Issuer, and the Investor agrees and acknowledges that the Issuer may rely on such information as being true and correct as of the date hereof for purposes of preparing and filing the Shelf Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Issuer in writing to the contrary prior to such time.

ARTICLE 7
INDEMNIFICATION

    7.1        Indemnification Generally.   The Issuer, on the one hand, and the Investor, on the other hand, shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies resulting from any breach of a representation and warranty, covenant or agreement by the other and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

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7.2 Indemnification Relating to Registration Rights.

    (a)            With respect to any registration, effected or to be effected pursuant to Article 6 of this Agreement, the Issuer shall indemnify each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder’s directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a “Controlling Person”) from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

    (i)               any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

    (ii)               any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

    (iii)               any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer, and subject to Section 7.3 below will reimburse each such Person entitled to indemnity under this Section 7.2 for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises directly out of or is based directly on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document.

(b)     With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify the Issuer from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies of the Issuer concerning:

    (i)               any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

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    (ii)               any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

    (iii)               any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 7.3 below will reimburse the Issuer for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises directly out of or is based directly on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder specifically for use in such prospectus, offering circular or other document; provided, however, that, the obligation of the Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of Registrable Securities sold as contemplated hereunder.

7.3 Indemnification Procedures.   Each Person entitled to indemnification under this section (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this section (an “Indemnifying Party”) of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

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ARTICLE 8
CONDITIONS TO CLOSING

    8.1         Conditions to the Obligations of the Investor.   The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     (a)           Representations and Warranties.   Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes occurring as a result of the Contemplated Transactions, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have an Issuer Material Adverse Effect. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

     (b)           Agreement and Covenants.   The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

     (c)           No Order.   No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(d) Opinion of Issuer’s Counsel. The Investor shall have received an opinion of Issuer’s counsel, dated the Closing Date, with respect to legal matters customary for private offerings of this type.

(e) Consummation of Contemplated Transactions. The Issuer shall have closed, or shall close simultaneously with or immediately following the Closing hereof, each of the Contemplated Transactions.

    8.2        Conditions to the Obligations of the Issuer.   The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     (a)           Representations and Warranties.   Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes occurring as a result of the Contemplated Transactions, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

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     (b)           Agreement and Covenants.   The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

     (c)           No Order.   No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

ARTICLE 9
MISCELLANEOUS

9.1 Defined Terms. As used herein the following terms shall have the following meanings:

                         “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                         “Closing” has the meaning in Article 2 of this Agreement.

                         “Common Stock” has the meaning specified in the Recitals to this Agreement.

                         “Contemplated Transactions” means the consummation by the Issuer of each of the following transactions:

(i)

the restructure of the Discovery Toys, Inc.‘s promissory note made to Avon Products, Inc., originally dated January 15, 1999, and amended on June 21, 2001 substantially in accordance with the draft documents provided to the Investor;

(ii)

the satisfaction by the Issuer of its short-term bridge loans though a combination of cash payment and the issuance to the Issuer’s short-term bridge lenders of Series D Preferred Stock with a liquidation preference not to exceed $2.5 million plus the accrued interest on the Issuer’s short-term bridge loans to the date of issuance of such Series D Preferred Stock plus an accrued interest factor of 13% per annum;

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(iii)

The Issuer’s proposed merger with I.F.S. of New Jersey, Inc., a New Jersey corporation (“IFS”), pursuant to the Agreement and Plan of Merger by and among the Issuer, Eos Acquisition Corp., a wholly-owned New Jersey subsidiary of the Issuer formed solely for the purpose of consummating the merger, and IFS, dated as of December 10, 2002; and

(iv)	The Issuer’s agreement with members of the management of Regal Greetings and Gifts (“Regal Management”) regarding equity compensation arrangements for Regal Management.

                         “Contract” means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation, understanding, or other contract, agreement or instrument, whether or not in writing.

                         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                         “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

                         “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                         “Investor” has the meaning specified in the Recitals to this Agreement.

                         “Investor Material Adverse Effect” means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of an Investor and its Subsidiaries taken as a whole.

                         “Issuer” means Eos International, Inc., a Delaware corporation.

                         “Issuer Material Adverse Effect” means any change, effect, event, occurrence or state of facts that would reasonably be expected to (a) be materially adverse to the financial condition, operating results, business, properties, assets, liabilities, rights, obligations, operations, business prospects, employee relations or customer or supplier relations, of the Issuer and its Subsidiaries, on a consolidated basis, or (b) materially adversely affect the ability of Issuer to consummate the transactions contemplated by this Agreement in a timely manner.

                         “Latest Balance Sheet” means the consolidated balance sheet of Eos International, Inc., a Delaware corporation, dated as of September 30, 2002, including any notes thereto.

                         “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

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                         “Person” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                         “Purchase Price” has the meaning specified in Section 1.1 of this Agreement.

                         “Register,” “registered,” and “registration” refer to a registration of the offering and sale or resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                         “Registrable Securities” means all Shares of Common Stock acquired by the Investor pursuant to this Agreement and any other shares of Common Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Issuer’s Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel for the Issuer, which shall be in form and substance reasonably satisfactory to the purchaser and seller and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

                         “Requirements of Law” means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                         “SEC” means the Securities and Exchange Commission.

                         “SEC Reports” has the meaning specified in Section 3.7 of this Agreement.

                         “Securities Act” means the Securities Act of 1933, as amended.

                         “Shares” has the meaning specified in Section 1.1 of this Agreement.

                         “Subsidiary” means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

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                         “Tax” or “Taxes” means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environment, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax and interest attributable thereto) whether disputed or not.

                         “Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

9.2 Other Definitional Provisions.

    (a)            All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) All accounting terms shall have a meaning determined in accordance with GAAP.

(d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

    (e)            The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement.

     9.3        Notices.   All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

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(a) if to the Issuer to:

Eos International, Inc.
888 Seventh Avenue, 13th Floor
New York, New York 10106
Attention: Peter A. Lund, Chairman
Fax: (212) 554-9873

with a copy, which shall not alone constitute notice, to:

Pitney, Hardin, Kipp & Szuch LLP
Delivery Address:
200 Campus Drive Florham Park, New Jersey 07932
Mail Address:
P.O. Box 1945 Morristown, New Jersey 07962-1945
Attention: Frank E. Lawatsch Fax: (973) 966-1550

(b) if to the Investor to the address set forth next to its name on the signature page hereo.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

    9.4        Entire Agreement.  This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

    9.5        Expenses; Taxes.  Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares by the Issuer to the Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

    9.6        Amendment; Waiver.  This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

25

    9.7        Binding Effect; Assignment.   The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

    9.9        Headings.   The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

     9.10        Governing Law; Interpretation.   This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

     9.11        Severability.   The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

[SIGNATURES AND OTHER INFORMATION ON NEXT THREE PAGES]

26

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:	ADDRESS FOR NOTICES (Please Print)
________________________________	________________________________
________________________________
________________________________
SIGNATURE:
Attention:________________________
By:_____________________________	Telecopy:________________________
Name:
Title:	Tax Identification #:_________________

Exact Name to appear on Stock Certificate:	________________________________

Number of Shares Subscribed For:	_______________________

Aggregate Purchase Price (see Section 1.1):	$______________________

The Investor hereby provides the following additional information:

    (a)        Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of Eos International, Inc. (“Options” and together with the Common Stock, “Securities”) which the Investor beneficially owns or of which the Investor is the record owner on the date hereof. Please refer to the definition of beneficial ownership on Exhibit D attached hereto. If none, please so state.

Number of Shares:     __________________ (excluding the Shares subscribed for above)

Number of Options:    __________________

Please indicate by an asterisk (*) above if the Investor disclaims “beneficial ownership” of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

    (b)        If the Investor disclaims “beneficial ownership” in question (a), please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: |_|

          Name of Beneficial Owner: ____________________________________
          Relationship to the Investor: __________________________________
          Number of Securities Beneficially Owned: ________________________

27

NAME OF INVESTOR:____________________________

    (c)        Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor’s Securities?

|_| Yes |_| No

If the answer is “Yes”, please give details:

_____________________________

    (d)        Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor. “Affiliates” of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer. If none, please so state.

Answer:

    (e)        Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor’s shares:

    (f)        Please advise of special stock certificate delivery requirements for closing, if any:

    (g)        Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:) __________________________________________

28

ACCEPTED: EOS INTERNATIONAL, INC. By: ————————————— Name: Title:	Dated: _____________________, 200__

29

Exhibit A

DISCLOSURE DOCUMENTS

THE INVESTOR IS URGED TO REVIEW THE FOLLOWING DOCUMENTS WHICH ARE DELIVERED HEREWITH AND INCORPORATED BY REFERENCE HEREIN AS IF RESTATED HEREIN:

1.	Form 10-K for fiscal year ended December 31, 2001, Forms 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, Form 8-Ks filed with, or furnished to, the SEC since January 1, 2002.

2.	Recent Press Releases

3.	Promotional Materials

4.	Agreement and Plan of Merger with I.F.S. of New Jersey, Inc. and related agreements

5.	Disclosure document mailed to shareholders of I.F.S. of New Jersey, Inc.

6.	Forms of agreements with short-term bridge lenders providing for restructure of short-term bridge loans

7.	Risk Factors (attached as Exhibit B hereto)

Exhibit B

RISK FACTORS

We urge you to carefully consider these “Risk Factors” and discuss them with your legal counsel andother professional advisors.

        You should carefully consider the Risk Factors set forth below, and the risk factors set forth under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2001 and subsequent filings that we have made with the Securities and Exchange Commission, as well as the other information contained in or which may be made available to you in connection with this Agreement, along with your own operational and financial due diligence in evaluating whether to invest in the Shares.

        This exhibit contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on numerous occasions and may be identified by use of forward-looking terminology, such as “expect,” “plan,” “anticipate,” “intend,” “project,” “have in mind,” “perceive,” “propose,” “believe,” “estimate,” “approximate,” “may,” “is likely to,” “contemplate,” “calculate,” “hope,” “forecast,” “foresee,” “envision,” “will” or similar terms or phrases or variations thereof. Such forward-looking statements involve certain risks and uncertainties and, in each case, actual results may differ materially from those reflected in the forward-looking statements. Certain important risk factors that may cause actual results to differ materially from those reflected in the forward-looking statements are set forth below. We assume no obligation for updating or supplementing any forward-looking statement.

        Investment in the shares of our common stock offered hereby is speculative and involves a high degree of risk. Investors must be prepared to bear the economic risk of their investment for an indefinite period and be able to withstand a total loss of their investment.

BUSINESS RISKS

As a holding company, our ability to pay dividends and meet our other obligations depends on the ability of our subsidiaries to pay dividends to us.

We are a holding company with no business operations. Our only significant asset is the outstanding capital stock of our operating subsidiaries. As a result, we are totally dependent on dividends and other distributions, such as management fees, from those subsidiaries to pay dividends on our common stock or on any preferred stock we may issue, and to meet our other obligations. The ability of our subsidiaries to pay dividends to us or otherwise make distributions to us could be restricted as a result of their capital structure, decisions of their boards, availability of funds, contractual restrictions to which such subsidiaries may be subject and any applicable legal restrictions. Our subsidiaries have agreements with lenders that prohibit cash being advanced to us to meet our corporate overhead cash requirements.

2

If we were to seek the listing of our common stock on Nasdaq, we may be required to significantly alter the composition of its board of directors to comply with listing requirements.

Subsequent to the consummation of the transactions contemplated by this offering and related agreements, we intend to apply for listing of our common stock on a national securities exchange or association such as Nasdaq. Under the Sarbanes-Oxley Act of 2002, listed companies will be subject to stringent corporate governance requirements including the obligation to have their boards of directors comprised of a majority of independent directors and to have fully independent audit committees.

Our current board of directors is not comprised of a majority of independent directors and our audit committee is not entirely independent. To meet these listing requirements, we will be required to significantly alter the composition of our board of directors.

We are highly leveraged. We may be unable to meet our future capital requirements and we may not have sufficient liquidity to continue to meet our obligations.

Our operating subsidiaries have a highly seasonal business and follow a pattern of increased sales concentration in the fourth quarter of the year common to many consumer product companies. Our subsidiaries use significant amounts of working capital to fund operating expenses for the first three quarters of each year and to acquire inventory to meet sales demand in the fourth quarter of each year. Our subsidiaries have revolving lines of credit established with lenders to provide seasonal financing for their working capital requirements and may require from time to time a relaxation of their borrowing base restrictions from their lenders. There can be no assurance that our subsidiaries will not require a relaxation of their borrowing requirements from their lenders or that, if requested, the lenders will agree to a relaxation of the borrowing requirements.

We have to operate at certain performance levels to maintain our financing arrangements to provide adequate liquidity for our operations to continue. There are no guarantees that we will be able to operate at these performance levels.

We have issued an aggregate of $6.5 million in short term notes which were originally due on April 13, 2002 and for which we have recently received a repayment extension through December 31, 2002. We will be in default on these notes on their new repayment date unless we can raise additional capital or new financing sufficient to repay them or negotiate a further extension of the notes.

We will require additional financing before December 31, 2002. We may not be able to obtain the financing or obtain it on terms acceptable to us. Without additional financing, we may be forced to cease operations. In addition, the success of our business strategy is dependent on our ability to complete acquisitions. These acquisitions may require additional financing. There is no assurance that we will be able to obtain additional financing. Our independent auditors indicated that substantial doubt exists as to our ability to continue to operate as a going concern in their report included in the 2001 Annual Report on Form 10-K, filed with the SEC on April 10, 2002.

2

Our noteholders have warrants to purchase our common stock and have the right to obtain additional warrants under certain circumstances.

In connection with our borrowing under the short-term notes referred to above, we issued warrants to the noteholders, giving them the right to purchase up to 2,600,000 shares of our common stock at an exercise price of $2.95 per share which exercise price shall be reset based upon the weighted average cash price paid for each share of Common Stock sold in the Offering (without reduction for fees or expenses in connection with the Offering), and is thereafter subject to adjustment in certain events. Although we have negotiated amendments to our agreements with our short-term note holders to eliminate certain “put” and “call” provisions granted to the warantholders under the agreements, we cannot guarantee that we will be able to finalize these amendments with our warrant holders. In the event that we do not finalize these amendments, at any time after the notes are paid in full, the warrant holders will have a “put” by which they can require us to repurchase the warrants for $0.90 per share, though the Company cannot be required to make any such repurchase prior to the earlier of (x) the date on which the Notes are paid in full, and (y) January 1, 2003. There is no assurance that we will have sufficient capital to meet these repurchase obligations. If we do not pay the repurchase price when due, interest on the unpaid amount will accrue at the rate of 15% per annum.

If we do not pay all amounts owing under the notes by December 31, 2002, the notes will be subject to an increased interest rate and we will be obligated to deliver to the noteholders on that date, and on each 30th day thereafter, warrants to purchase an aggregate of 16,667 shares of our common stock per day at an per share exercise price equal to our par value per share (currently $0.01). These additional warrants will also be subject to the “put” described above, except that the repurchase price under the additional warrants will be $0.50 per share.

The exercise price of the warrants and the number of shares subject to the warrants are subject to adjustment as a result of, among other things, changes in our capital. In addition, the exercise price in each of the warrants is subject to downward adjustment and the number of shares for which the warrant is exercisable is subject to upward adjustment if we issue common stock or common stock equivalents at a price below their fair market value or the exercise price of the warrants. Any such adjustment and subsequent exercise of the warrants could result in dilution of your holdings of our common stock. The noteholders have agreed that, if we pay the notes in full by December 31, 2002, this adjustment provision will be eliminated retroactively so that it will have no effect.

The warrant holders have the right to require us to register the common stock underlying their warrants, and to bear the expenses of such registration. There is no assurance that we will have sufficient capital to meet the cost of such registration, which is likely to be substantial.

On December 10, 2002, we entered into an agreement with our short-term bridge lenders to amend the terms of the notes and warrants we issued to them on December 14, 2001 and the registration rights agreement we entered into with them on the same date. Under the terms of the agreement, the short-term bridge lenders will exchange the notes for $4 million in cash and 1,000 shares of Eos Series D Preferred Stock. The transactions contemplated by the agreement are contingent upon us effecting (i) the merger with IFS, and (ii) this offering. If the transactions contemplated by the agreement are not effected by January 8, 2003, any party to the agreement may terminate it without any liability to any other party. However, such termination would not relieve us from any liability under the notes, warrants, or registration rights agreement.

3

Our governing documents contain certain exculpatory and indemnification provisions relating to our directors and officers.

Our certificate of incorporation contains provisions that exculpate or limit the liability of our directors and officers for monetary damages for breach of fiduciary duty in certain circumstances. In addition, our by-laws contain provisions which obligate us in most circumstances to indemnify each of our directors and officers against liabilities and expenses incurred in defending any actual or threatened lawsuit arising out of the performance of an officer’s or director’s duties. The protections afforded to the directors and officers will make it more difficult to obtain damages from a director or officer if that person breaches his fiduciary duties to us.

INVESTMENT AND OTHER RISKS

Because our common stock is thinly traded, we determined the offering price based on factors other than market price.

We established the offering price of the common stock based on such factors as our capital requirements, financial conditions and prospects, percentage of ownership to be held by investors following this offering, management and the general condition of securities markets at the time of the offering. The offering price does not necessarily bear any relationship to our assets, book value, earnings history or other established criteria of value.

Your registration rights will be subject to timing uncertainties.

As you are aware, shares being issued in the merger may not be resold absent the effectiveness of the registration statement or pursuant to an applicable exemption from registration. Although the we have undertaken to register the Common Stock for resale by you, we are unable to determine with certainty when the registration statement to be filed with the SEC will become effective. The disclosures to be contained in the registration statement concerning our business may become subject to review by the SEC. The period necessary to achieve effectiveness with the SEC will be affected by our ability to provide disclosures concerning our business or businesses that may be acquired by us, such as I.F.S. of New Jersey Inc., which are satisfactory to the SEC. The length of the SEC review process is uncertain and may extend to a number of months.

We will have broad discretion in the application of proceeds from the offering.

We will have broad discretion in the application of proceeds from this offering. A significant portion of the balance of the proceeds will be used to satisfy the short term notes we issued the holders thereof in December 2001. In addition, we may attempt to expand our business into other new areas using a portion of the proceeds of this offering which has been earmarked for working capital. There can be no assurance that we will be able to acquire any desirable businesses or that, if acquired, such businesses will be successfully developed or that any expansion into new business areas will be successful.

4

We are unlikely to pay dividends.

We do not intend to declare or pay any cash or other dividends to the holders of our Common Stock in the foreseeable future.

Allen & Company will receive commissions in the offering.

Allen & Company Incorporated, the beneficial holder of our outstanding common stock, is acting as placement agent in connection with the offering of the Common Stock and will be receiving a commission payable in shares of Common Stock.

You should use caution in evaluating our forward-looking statements.

Statements in the Subscription Agreement, including its exhibits, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from the projected or suggested herein due to certain risks and uncertainties including, without limitation, the risks set forth above. These risk factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown and unpredictable factors could also have a material adverse effect on our future results.

5

Exhibit C

ANTICIPATED USE OF PROCEEDS

        The Company seeks to raise aggregate gross proceeds of $7,500,000 and intends to use proceeds from the Offering to repay a portion of the notes entered into in December 2001 in connection with the acquisition of Regal and for general working capital purposes.

        The Company intends to use the proceeds of this offering for:

Use	Amount*

Repayment of Bridge Loans	$4,000,000
Restricted Expenditures	$1,200,000+
Working Capital and IFS Acquisition Costs	$2,300,000
TOTAL	$7,500,000

*	Amounts in U.S. Dollars

†	Includes, without limitation, compensation (including any “moving allowances,” or other one-time or sign on bonuses or payments) for a Chief Executive Officer of the Issuer, for a Chief Financial Officer of the Issuer, or for accounting staff or consultants, (b) recruiting fees for the foregoing positions, (c) up-front fees and out-of-pocket costs of acquisitions of businesses by the Issuer or any Subsidiary, (d) up-front fees and out-of-pocket costs of refinancing of the bank debt of Subsidiaries of the Issuer, (e) investment banking fees and costs incurred by the Issuer to raise or attempt to raise additional funds or for strategic initiatives or acquisitions or proposed acquisitions of businesses, (f) payments required to be made to avoid an event of default by the Issuer or any Subsidiary on the debt of the Issuer or any Subsidiary, (g) redemption of Series D Preferred Stock as provided in the Agreement between the Company, DL Holdings, LLC and Weichert Enterprise LLC, dated as of the date of Closing, or (h) certain other expenditures agreed upon between the Issuer and the holders of the Issuer’s Series D Preferred Stock.

        The use of proceeds set forth above represents the Company’s current estimate of the allocation of proceeds of the offering contemplated by the Company based upon the current status of the Company’s operations.

        Future events may make it necessary or desirable to reallocate the proceeds and the Company shall reallocate proceeds to the extent the Board of Directors determines it is necessary or desirable to do so from time to time.

Exhibit D

BENEFICIAL OWNERSHIP

Explanation of “BENEFICIAL OWNERSHIP”

        Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be “beneficially” owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired “with the purpose or effect of changing or influencing the control of the Issuer or in connection with or as a participant in any transaction having such purpose or effect.”

        In determining whether securities are “beneficially owned,” benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as “beneficially owned.”

        Thus, for example, securities held for a person’s benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person’s spouse, children or other members of such person’s family who are such person’s dependents or who live in such person’s household should be listed as “beneficially owned” unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

        If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person’s proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

        In all cases the nature of the beneficial ownership should be stated.